UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 19, 2007
AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24843 (Commission File Number)	47-0810385 (IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska		68102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (402) 444-1630
Not applicable
(Former name, former address and former fiscal year, if applicable)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On December 19, 2007, America First Tax Exempt Investors, L.P., (the “Company”) announced that The Burlington Capital Group, LLC (“Burlington”) has adopted a prearranged trading plan (the “Plan”) with RBC Dain Rauscher (“RBC”) under which RBC will acquire Beneficial Unit Certificates representing assigned limited partnership interests in the Company (“BUCs”) in open market purchases made from time to time for the account of Burlington beginning January 1, 2008. Burlington may acquire up to $2,000,000 of BUCs under the Plan.
     Burlington is the general partner of the Company’s general partner. As a result, the Plan was established in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934.
     A Press Release announcing the adoption of the Plan, and providing more information with respect to the Plan, was issued by the Company. A copy of this Press Release is included as Exhibit 99 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
99	Company Press Release, dated December 19, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 19, 2007

AMERICA FIRST TAX EXEMPT INVESTORS,
L.P., a Delaware limited partnership

By:	America First Capital Associates Limited Partnership Two, a Delaware limited partnership, its general partner

By:	The Burlington Capital Group LLC, a Delaware limited liability company, its general partner

By: Name:	/s/ Michael J. Draper Michael J. Draper
Title:	Chief Financial Officer